UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2022

Jackson Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001-41128	86-2494888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Northwinds Parkway Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

(678) 690-1079
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one- half of one redeemable warrant	RJAC.U	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	RJAC	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RJAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported on a Current Report on Form 8-K of Jackson Acquisition Company (the “Company”), on December 13, 2021, the Company completed its initial public offering (the “IPO”) of 20,000,000 of its units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant (“Public Warrant”) of the Company. Each whole Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000 (before deducting underwriting discounts and offering expenses payable by the Company).  The Company also granted the underwriter a 45-day option to purchase up to an additional 3,000,000 Units to cover over-allotments, if any.  On January 4, 2022, the underwriter provided notice to the Company of its intent to partially exercise the over-allotment option and purchase an additional 2,250,000 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $22,500,000 (before deducting underwriting discounts and offering expenses payable by the Company).  As a result of the underwriter’s partial exercise of its over-allotment option, on January 6, 2022, the Company’s sponsor, RJ Healthcare SPAC LLC (the “Sponsor”), surrendered to the Company for cancellation 187,500 shares of the Company’s Class B common stock.

As further previously reported on a Current Report on Form 8-K of the Company, on December 13, 2021, simultaneously with the closing of the IPO, the Company completed the private sale of 9,560,000 warrants (the “Private Placement Warrants”) to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $9,560,000.  In connection with the underwriter’s partial exercise of its over-allotment option, the Sponsor purchased an additional 787,500 private placement warrants (the “Option Private Placement Warrants”), generating gross proceeds to the Company of $787,500.

The closing and sale of the Over-Allotment Units and the Option Private Placement Warrants occurred on January 6, 2022.  In connection with the closing and sale of the Over-Allotment Units and the Option Private Placement Warrants (together, the “Over-Allotment Closing”), a total of $22,837,500 in proceeds from the Over-Allotment Closing was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of December 13, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants has been issued by the Company and previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on December 17, 2021.  The Company’s unaudited pro forma balance sheet as of December 13, 2021, reflecting receipt of the additional proceeds from the Over-Allotment Closing on January 6, 2022, appears as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No. Description of Exhibits

99.1	Unaudited Pro Forma Balance Sheet, as of January 6, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jackson Acquisition Company

Date: January 11, 2022	By:	/s/ Richard L. Jackson
Name:	Richard L. Jackson
Title:	President and Chief Executive Officer